Exhibit 99.1

Sharps Compliance Corp. Announces Increase in Line of Credit with JPMorgan Chase

    HOUSTON--(BUSINESS WIRE)--Feb. 5, 2007--Sharps Compliance Corp. (OTCBB:SCOM) ("Sharps" or the "Company"), a leading provider of cost-effective medical waste disposal solutions for industry and consumers, today announced that it has increased its line of credit with JPMorgan Chase from $1.5 to $2.5 million.

    The company entered into the initial credit facility on March 27, 2006. The maturity date of the line of credit has also been extended to March 27, 2009. The interest rate charged for borrowings under the terms of the facility provide for prime rate or LIBOR plus a margin of 2.75%. The line is available for working capital, letters of credit, acquisitions and general corporate purposes. As of today, there are no borrowings under this credit facility.

    Dr. Burton J. Kunik, Chairman, Chief Executive Officer and President of Sharps Compliance Corp., commented, "The increased and extended line of credit provides us with greater financial flexibility to support our growth plans. We believe we have significant opportunity to grow sales by increasing our penetration in the many markets we serve. Although, we continue to tightly control our overhead, we are investing in our efforts to broaden our market channels, focus our direct sales activities and develop key relationships with prospective customers. Additionally, there may be opportunities for acquisitions that could either expand our market reach or enhance our product offering. We believe that having a relationship with a premier institution like JP Morgan reinforces the prospects we have to grow this business."

    About Sharps Compliance Corp.

    Headquartered in Houston, Texas, Sharps is a leading provider of cost-effective medical waste disposal solutions for industry and consumers. The Company's primary products include the Sharps Disposal by Mail System(R), Pitch-It(TM) IV Poles, Trip LesSystem(R), Sharps Asset Return System, Sharps Secure(R), Sharps SureTemp Tote(R), Biohazard Spill Clean-Up Kit and Disposal System and IsoWash(R) Linen Recovery System. The Company's flagship product, the Sharps Disposal by Mail System(R), is a cost-effective and easy-to-use solution to dispose of medical waste such as hypodermic needles, lancets and any other medical device or objects used to puncture or lacerate the skin (referred to as "sharps"). The Company is a fully integrated manufacturer and markets its products to the healthcare, retail, agriculture, commercial, industrial, hospitality, professional, residential, government and pharmaceutical markets. Sharps is a leading proponent and participant in the development of public awareness and solutions for the safe disposal of needles, syringes and other sharps in the community setting.

    The Company is the exclusive supplier of Sharps Disposal by Mail Systems(R) to the Consumer Health Care division of Becton, Dickinson and Company. Sharps also maintains an exclusive sales and marketing arrangement with Waste Management, Inc. whereby Sharps provides safe disposal systems and related services for Waste Management's residential and commercial customers.

    More information on Sharps Compliance can be found on its website at: www.sharpsinc.com.

    Safe Harbor Statement

    The information made available in this press release contains certain forward-looking statements which reflect Sharps Compliance Corp.'s current view of future events and financial performance. Wherever used, the words "estimate", "expect", "plan", "anticipate", "believe", "may" and similar expressions identify forward-looking statements. Any such forward-looking statements are subject to risks and uncertainties and the company's future results of operations could differ materially from historical results or current expectations. Some of these risks include, without limitation, the company's ability to educate its customers, development of public awareness programs to educate the identified consumer, managing regulatory compliance and/or other factors that may be described in the company's annual report on Form 10-KSB, quarterly reports on Form 10-QSB and/or other filings with the Securities and Exchange Commission. Future economic and industry trends that could potentially impact revenues and profitability are difficult to predict. The company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results express or implied therein will not be realized.

    CONTACT: Sharps Compliance Corp.
             Executive Vice President, Chief Financial Officer
             & Business Development
             David P. Tusa, 713-660-3514
             dtusa@sharpsinc.com
             or
             Kei Advisors LLC
             Investor Relations
             Tammy Swiatek, 716-843-3853
             tswiatek@keiadvisors.com